FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo,
          Vice President of Investor Relations
          (913) 967-4109


              Applebee's International Reports Second Quarter 2005
                       Earnings of $0.34 Per Diluted Share

OVERLAND PARK, KAN., July 27, 2005 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $27.5 million, or $0.34 per diluted share, for the second quarter ended June 26, 2005. This compares to net earnings of $28.1 million, or $0.33 per diluted share, for the second quarter of 2004, which included a $2.3 million pre-tax ($1.5 million after-tax or approximately $0.02 per share) inventory impairment charge.

As previously reported, system-wide comparable sales for the second quarter of 2005 increased 1.6 percent, the 28th consecutive quarter of comparable sales growth. Comparable sales for company restaurants decreased 1.2 percent and franchise restaurant comparable sales increased 2.5 percent for the quarter. System-wide comparable sales for the year-to-date period through June increased
2.7 percent, with franchise restaurant comparable sales up 3.7 percent and company comparable restaurant sales down 0.4 percent.


The company also reported comparable sales for the July fiscal period, comprised of the four weeks ended July 24, 2005. System-wide comparable sales increased
1.6 percent for the July period, and comparable sales for franchise restaurants increased 2.3 percent. Comparable sales for company restaurants decreased 0.3 percent, reflecting a decrease in guest traffic of approximately 3.0 percent, combined with a higher average check. System-wide comparable sales for the year-to-date period through July have increased 2.5 percent, with franchise restaurant comparable sales up 3.5 percent and company comparable restaurant sales down 0.4 percent.

Lloyd L. Hill, chairman and chief executive officer, said, "Although we have been disappointed in sales trends for the last few months, particularly in company markets, we are focused on enhancing our value proposition in this environment. We are confident that our strategies will result in improved sales trends for the balance of the year."

                                    - more -

July 27, 2005
Page 2


Other results for the second quarter and year-to-date periods ended June 26, 2005 included:

     o Net earnings for the 26-week period ended June 26, 2005 were $59.1 million, or $0.72 per diluted share. This compares to net earnings in the same period of 2004 of $57.9 million, or $0.69 per diluted share.

     o Total system-wide sales for the quarter increased by 8.0 percent over the prior year. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

     o Applebee's ended the quarter with 1,722 restaurants open system-wide (462 company and 1,260 franchise restaurants). During the second quarter of 2005, there were 30 new Applebee's restaurants opened system-wide, including 14 company and 16 franchised restaurants.

     o The company repurchased 1,931,700 shares of common stock in the second quarter at an average price of $25.67 for an aggregate cost of $49.6 million. For the 26-week period ended June 26, 2005, the company has repurchased 2,660,000 shares of common stock at an average price of $25.65 for an aggregate cost of $68.2 million. As of June 26, 2005, $81.8 million remains available under the company's ongoing stock repurchase authorization.

     o As of June 26, 2005, the company had total debt outstanding of $86.9 million, with approximately $59.2 million available under its revolving credit facility.


BUSINESS OUTLOOK

The company updated its guidance with respect to its business outlook for fiscal year 2005:

     o More than 135 new restaurants are expected to open in 2005, including at least 50 company and 85 franchise restaurants. Approximately 12 company restaurants are expected to open in the third quarter, with the balance opening in the fourth quarter of the year. Approximately 20 to 25 franchise restaurants are expected to open in the third quarter, with the remainder opening in the fourth quarter.

                                    - more -

July 27, 2005
Page 3


     o The company continues to expect system-wide comparable sales to increase by at least three percent for the full year, with results expected to accelerate in the latter half of the year as comparisons become easier.

     o Overall restaurant margins before pre-opening expense for the full year are expected to be less than fiscal year 2004 results and will be dependent on comparable sales performance at company restaurants.

     o Pre-opening expense is expected to be higher as a result of the increase in the number of company openings from 32 in 2004 to at least 50 in 2005.

     o General and administrative expenses, as a percentage of operating revenues, are expected to be approximately nine percent.

     o The effective income tax rate is currently expected to continue at 34.6 percent for the remainder of the year.

     o Excluding the cost of franchise acquisitions, capital expenditures are now expected to be between $150 and $160 million in 2005, including the anticipated costs of re-opening seven restaurants in Memphis.

     o On May 23, 2005, the company completed the acquisition of 12 franchise restaurants located in Missouri, Kansas and Arkansas for approximately $39.5 million in cash.

     o Based on the foregoing assumptions and the company's performance through the first half of the year, diluted earnings per share for fiscal year 2005 are expected to be in the range of $1.44 to $1.47, with diluted earnings per share for the third quarter expected to be in the range of $0.37 to $0.39.



A conference call to review the second quarter 2005 results and the current business outlook will be held on Thursday morning, July 28, 2005, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of July 24, 2005, there were 1,730 Applebee's restaurants operating system-wide in 49 states and 12 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


                                    - more -

July 27, 2005
Page 4


Certain statements contained in this release, including fiscal year 2005 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, the impact of economic factors on consumer spending, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2005. The company disclaims any obligation to update these forward-looking statements.


                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                                      13 Weeks Ended                         26 Weeks Ended
                                                            -----------------------------------    ---------------------------------
                                                               June 26,           June 27,            June 26,          June 27,
                                                                 2005               2004                2005                2004
                                                            ---------------    ----------------    ---------------- ----------------
                                                                               (as restated) (1)                    (as restated)(1)
Revenues:
    Company restaurant sales ........................         $   272,703        $   247,769         $    543,161      $   491,329
    Franchise royalties and fees.....................              32,493             30,722               65,501           61,437
    Other franchise income...........................               1,424              3,399                2,489            6,514
                                                            ---------------    ----------------    ----------------  ---------------
         Total operating revenues....................             306,620            281,890              611,151          559,280
                                                            ---------------    ----------------    ----------------  ---------------
Cost of company restaurant sales:
    Food and beverage................................              72,565             66,647              144,200          130,162
    Labor............................................              90,115             80,683              178,839          160,338
    Direct and occupancy.............................              71,038             60,513              137,405          119,855
    Pre-opening expense..............................               1,268                425                2,435              992
                                                            ---------------    ----------------    ----------------  ---------------
         Total cost of company restaurant sales......             234,986            208,268              462,879          411,347
                                                            ---------------    ----------------    ----------------  ---------------
Cost of other franchise income.......................               1,229              5,035                2,048            7,972
General and administrative expenses..................              27,980             24,960               54,926           50,382
Amortization of intangible assets....................                 226                158                  454              244
Loss on disposition of restaurants and equipment.....                 564                584                  861            1,079
                                                            ---------------    ----------------    ----------------  ---------------
Operating earnings...................................              41,635             42,885               89,983           88,256
                                                            ---------------    ----------------    ----------------  ---------------
Other income (expense):
    Investment income................................                 449                 18                  408              241
    Interest expense.................................                (634)              (416)                (971)            (760)
    Other income.....................................                 584                562                1,019            1,023
                                                            ---------------    ----------------    ----------------  ---------------
         Total other income..........................                 399                164                  456              504
                                                            ---------------    ----------------    ----------------  ---------------
Earnings before income taxes.........................              42,034             43,049               90,439           88,760
Income taxes.........................................              14,544             14,919               31,292           30,894
                                                            ---------------    ----------------    ----------------  ---------------
Net earnings.........................................         $    27,490        $    28,130         $     59,147     $     57,866
                                                            ===============    ================    ================  ===============

Basic net earnings per common share..................         $      0.34        $      0.34         $       0.74     $       0.71
                                                            ===============    ================    ================  ===============
Diluted net earnings per common share................         $      0.34        $      0.33         $       0.72     $       0.69
                                                            ===============    ================    ================  ===============

Basic weighted average shares outstanding............              79,897             81,781               80,295           81,883
                                                            ===============    ================    ================  ===============
Diluted weighted average shares outstanding..........              81,360             84,098               81,861           84,371
                                                            ===============    ================    ================  ===============


(1) The company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 22 to the consolidated financial statements.









The following table contains information derived from the company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                                         13 Weeks Ended               26 Weeks Ended
                                                                  ----------------------------- ------------- -------------
                                                                     June 26,      June 27,        June 26,     June 27,
                                                                       2005          2004            2005         2004
                                                                  ------------ ---------------- ------------- -------------
                                                                               (as restated) (1)              (as restated) (1)
Revenues:
    Company restaurant sales..................................         88.9%          87.9%          88.9%         87.9%
    Franchise royalties and fees..............................         10.6           10.9           10.7          11.0
    Other franchise income....................................          0.5            1.2            0.4           1.2
                                                                  ------------ ---------------- ------------- -------------
         Total operating revenues.............................        100.0%         100.0%         100.0%        100.0%
                                                                  ============ ================ ============= =============
Cost of sales (as a percentage of company restaurant sales):
    Food and beverage.........................................         26.6%          26.9%          26.5%         26.5%
    Labor.....................................................         33.0           32.6           32.9          32.6
    Direct and occupancy......................................         26.0           24.4           25.3          24.4
    Pre-opening expense.......................................          0.5            0.2            0.4           0.2
                                                                  ------------ ---------------- ------------- -------------
         Total cost of sales..................................         86.2%          84.1%          85.2%         83.7%
                                                                  ============ ================ ============= =============

Cost of other franchise income (as a percentage of other
    franchise income).........................................         86.3%         148.1%          82.3%        122.4%
General and administrative expenses...........................          9.1            8.9            9.0           9.0
Amortization of intangible assets.............................          0.1            0.1            0.1            --
Loss on disposition of restaurants and equipment..............          0.2            0.2            0.1           0.2
                                                                  ------------ ---------------- ------------- -------------
Operating earnings............................................         13.6           15.2           14.7          15.8
                                                                  ------------ ---------------- ------------- -------------
Other income (expense):
    Investment income.........................................          0.1             --            0.1            --
    Interest expense..........................................         (0.2)          (0.1)          (0.2)         (0.1)
    Other income..............................................          0.2            0.2            0.2           0.2
                                                                  ------------ ---------------- ------------- -------------
         Total other income...................................          0.1            0.1            0.1           0.1
                                                                  ------------ ---------------- ------------- -------------
Earnings before income taxes..................................         13.7           15.3           14.8          15.9
Income taxes..................................................          4.7            5.3            5.1           5.5
                                                                  ------------ ---------------- ------------- -------------
Net earnings..................................................          9.0%          10.0%           9.7%         10.3%
                                                                  ============ ================ ============= =============

(1) The company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 22 to the consolidated financial statements.


The  following  table  sets  forth  certain  financial   information  and  other
restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                               13 Weeks Ended                     26 Weeks Ended
                                                       -------------------------------    -------------------------------
                                                         June 26,          June 27,          June 26,          June 27,
                                                           2005              2004              2005              2004
                                                       -------------     -------------    --------------    -------------
Number of restaurants:
    Company:
         Beginning of period.......................            437               391              424               383
         Restaurant openings.......................             14                 4               27                12
         Restaurants acquired from franchisees.....             11                10               11                10
                                                       -------------     -------------    --------------    -------------
         End of period.............................            462               405              462               405
                                                       -------------     -------------    --------------    -------------
    Franchise:
         Beginning of period.......................          1,257             1,212            1,247             1,202
         Restaurant openings.......................             16                 8               29                19
         Restaurants closed........................             (2)               (3)              (5)               (4)
         Restaurants acquired from franchisees.....            (11)              (10)             (11)              (10)
                                                       -------------     -------------    --------------    -------------
         End of period.............................          1,260             1,207            1,260             1,207
                                                       -------------     -------------    --------------    -------------
    Total:
         Beginning of period.......................          1,694             1,603            1,671             1,585
         Restaurant openings.......................             30                12               56                31
         Restaurants closed........................             (2)               (3)              (5)               (4)
                                                       -------------     -------------    --------------    -------------
         End of period.............................          1,722             1,612            1,722             1,612
                                                       =============     =============    ==============    =============

Weighted average weekly sales per restaurant:
    Company........................................     $   46,800        $   47,758       $   47,483        $   48,075
    Franchise......................................     $   50,114        $   48,759       $   50,705        $   48,763
    Total..........................................     $   49,244        $   48,510       $   49,868        $   48,593
Change in comparable restaurant sales:(1)
    Company........................................          (1.2)%              5.5%            (0.4)%             7.0%
    Franchise......................................           2.5 %              6.5%             3.7 %             7.2%
    Total..........................................           1.6 %              6.3%             2.7 %             7.2%

Total operating revenues (in thousands):
    Company restaurant sales.......................     $  272,703        $  247,769       $  543,161        $  491,329
    Franchise royalties and fees(2)................         32,493            30,722           65,501            61,437
    Other franchise income(3)......................          1,424             3,399            2,489             6,514
                                                       -------------     -------------    --------------    -------------
    Total..........................................     $  306,620        $  281,890       $  611,151        $  559,280
                                                       =============     =============    ==============    =============




(1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.
(2) Franchise royalties are generally 4% of each franchise restaurant's reported monthly gross sales. Reported franchise sales, in thousands, were
$820,483 and $764,422 in the 2005 quarter and the 2004 quarter, respectively, and $1,653,480 and $1,528,538 in the 2005 year-to-date and 2004 year-to-date period, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.
(3)  Other  franchise  income  includes   insurance   premiums  from  franchisee
participation in our captive insurance program and revenue from information technology products and services provided to certain franchisees.


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)

                                                                                          June 26,           December 26,
                                                                                            2005                 2004
                                                                                      ----------------     ---------------
                                       ASSETS
Current assets:
    Cash and cash equivalents...................................................        $        661         $    10,642
    Short-term investments, at market value.....................................                 283                 282
    Receivables, net of allowance...............................................              38,318              39,152
    Receivables related to captive insurance subsidiary.........................               3,908               2,566
    Inventories.................................................................              27,112              35,936
    Prepaid and other current assets............................................              14,859              12,079
                                                                                      ----------------     ---------------
         Total current assets...................................................              85,141             100,657
Property and equipment, net.....................................................             544,082             486,548
Goodwill........................................................................             138,788             116,344
Restricted assets related to captive insurance subsidiary.......................              18,803              17,386
Other intangible assets, net....................................................               8,094               8,524
Other assets, net...............................................................              28,478              24,972
                                                                                      ----------------     ---------------
                                                                                        $    823,386         $   754,431
                                                                                      ================     ===============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt...........................................        $        243         $       222
    Notes payable...............................................................               4,300                 --
    Accounts payable............................................................              47,456              42,830
    Accrued expenses and other current liabilities..............................              82,491              89,064
    Loss reserve and unearned premiums related to captive insurance subsidiary..              14,012              12,137
    Accrued dividends...........................................................                --                 4,867
    Accrued income taxes........................................................              13,130               2,578
                                                                                      ----------------     ---------------
         Total current liabilities..............................................             161,632             151,698
                                                                                      ----------------     ---------------
Non-current liabilities:
    Long-term debt - less current portion.......................................              82,349              35,472
    Deferred income taxes.......................................................              29,264              28,995
    Other non-current liabilities...............................................              45,392              41,539
                                                                                      ----------------     ---------------
         Total non-current liabilities..........................................             157,005             106,006
                                                                                      ----------------     ---------------
         Total liabilities......................................................             318,637             257,704
                                                                                      ----------------     ---------------
Stockholders' equity:
    Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
       no shares issued.........................................................                 --                  --
    Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
       issued -108,503,243 shares...............................................               1,085               1,085
    Additional paid-in capital..................................................             231,468             220,897
    Unearned compensation.......................................................              (3,458)             (1,924)
    Retained earnings...........................................................             682,462             623,315
                                                                                      ----------------     ---------------
                                                                                             911,557             843,373
    Treasury stock - 29,082,335 shares in 2005 and 27,375,044 shares in 2004, at
      cost......................................................................            (406,808)           (346,646)
                                                                                      ----------------     ---------------
         Total stockholders' equity.............................................             504,749             496,727
                                                                                      ----------------     ---------------
                                                                                       $     823,386         $   754,431
                                                                                      ================     ===============

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                                 26 Weeks Ended
                                                                                      ------------------------------------
                                                                                          June 26,             June 27,
                                                                                            2005                 2004
                                                                                      ----------------     ---------------
                                                                                                           (as restated) (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings................................................................       $      59,147        $      57,866
    Adjustments to reconcile net earnings to net cash provided by operating activities:
         Depreciation and amortization..........................................              25,676               22,402
         Amortization of intangible assets......................................                 454                  244
         Amortization of unearned compensation..................................               1,067                  695
         Other amortization.....................................................                  63                  175
         Inventory impairment...................................................                --                  2,300
         Deferred income tax benefit............................................              (2,294)                 (52)
         Loss on disposition of restaurants and equipment.......................                 861                1,079
         Income tax benefit from exercise of stock options......................               3,794                5,169
    Changes in assets and liabilities (exclusive of effects of acquisitions):
         Receivables............................................................                 834               (8,889)
         Receivables related to captive insurance subsidiary....................              (1,342)              (4,325)
         Inventories............................................................               9,014              (13,103)
         Other current assets related to captive insurance subsidiary...........                --                 (1,049)
         Prepaid and other current assets.......................................                (217)                (923)
         Accounts payable.......................................................               4,626                1,874
         Accrued expenses and other current liabilities.........................              (6,902)             (16,933)
         Loss reserve and unearned premiums related to captive insurance
           subsidiary...........................................................               1,875                8,914
         Income taxes...........................................................              10,552               26,287
         Other non-current liabilities..........................................               1,759                1,892
         Other..................................................................              (1,177)              (3,184)
                                                                                      ----------------     ---------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES..............................             107,790               80,439
                                                                                      ----------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment.........................................             (59,922)             (36,543)
    Restricted assets related to captive insurance subsidiary...................              (1,417)              (5,488)
    Acquisition of restaurants..................................................             (46,777)             (13,817)
    Lease acquisition costs.....................................................                --                 (4,919)
    Purchases of short-term investments.........................................                --                   (253)
    Other investing activities..................................................                --                   (966)
                                                                                      ----------------     ---------------
         NET CASH USED BY INVESTING ACTIVITIES..................................            (108,116)             (61,986)
                                                                                      ----------------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Purchases of treasury stock.................................................             (68,238)             (53,223)
    Dividends paid..............................................................              (4,867)              (3,911)
    Issuance of common stock upon exercise of stock options.....................               9,929                8,789
    Shares issued under employee benefit plans..................................               2,323                3,981
    Net debt proceeds (payments)................................................              51,198               22,934
                                                                                      ----------------     ---------------
         NET CASH USED BY FINANCING ACTIVITIES..................................              (9,655)             (21,430)
                                                                                      ----------------     ---------------
NET DECREASE IN CASH AND CASH EQUIVALENTS.......................................              (9,981)              (2,977)
CASH AND CASH EQUIVALENTS, beginning of period..................................              10,642               17,867
                                                                                      ----------------     ---------------
CASH AND CASH EQUIVALENTS, end of period........................................       $         661        $      14,890
                                                                                      ================     ===============

(1) The company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 22 to the consolidated financial statements.










                                      # # #